EXHIBIT 10.49


                     SETTLEMENT AGREEMENT AND MUTUAL RELEASE



     This Settlement Agreement and Mutual Release ("Agreement") is made and entered into as of January 19, 2001 by and between WILLIAM S. PERELL, and CHERYL HARRISON doing business as HARRISON DESIGN GROUP (collectively referred to as "Claimants"), on the one hand, and EXSTREAM DATA, INC. (formerly known as E-Fax Communications, Inc.) a California corporation ("Exstream"), JOSEPH KARWAT, ERIC KARLSON, and ROBERT DUMPER (collectively referred to as "Defendants"), on the other hand. E*COMNETRIX, INC., a Canadian corporation ("E*Comnetrix"), is also a party to this Agreement.

     WHEREAS, on June 5, 2000, plaintiff William S. Perell filed a complaint against Defendants, and others, in the Alameda County Superior Court for the State of California (Case No. 826985-0), and then on July 12, 2000, filed a First Amended Complaint against the same Defendants, and others, containing causes of action for declaratory relief, fraud, conspiracy, breach of fiduciary duty and injunctive relief (referred to hereafter as "the Action");

     WHEREAS, by execution of this Agreement, the parties hereto wish to terminate the Action, with prejudice, and wish to settle and dispose of any and all potential or existing claims concerning the subject matter of the Action, including the following additional potential claims by Claimants:

     (a) All potential claims against Sanford H. Margolin, Esq. and the law firm of Margolin & Biatch arising from the facts set forth in the Complaint;

     (b)  All  potential   claims  for  attorneys'  fees  under  the  Settlement
          Agreement and Release between William S. Perell and Exstream Data, Inc. dated January 14, 1997; and

     (c) All potential claims that Claimants were wrongfully precluded from participating in the September 2000 share tender offer by E*Comnetrix, Inc.

     WHEREAS, Claimants and Defendants wish mutually to release each and every existing and potential known or unknown dispute, claim, lawsuit, cause of action and/or issue relating to the subject matter of the Action as described in the preceding paragraph, based on existing facts known or unknown, which could give rise to equitable or injunctive relief or damages, presently known or unknown, which may or currently exist between them;

     NOW, THEREFORE, in consideration of the covenants and conditions set forth herein, and in consideration of the transfer of shares contemplated hereby, the parties hereto agree as follows:

     1. Issuance of E*Comnetrix Shares to Claimants in Exchange for Surrender of Claimants' Owned Shares of Exstream. Upon execution of this Agreement by all p[arties, as well as execution of the documentation described in paragraph 21 below, E*Comnetrix shall issue to PERELL and HARRISON DESIGN GROUP, respectively, 249,128 and 42,000 shares of E*Comnetrix common stock in exchange for the surrender of those parties' owned shares of Exstream common stock
(47,453 and 8,000 (struck out and initialed in original) 8,6000 shares, respectively) as well as their owned shares of MovingBytes.com, Inc.

     2. Issuance of E*Comnetrix Shares to PERELL in Exchange for Surrender of Claims for Warrants. Upon execution of this Agreement by all parties, E*Comnetrix shall issue to PERELL, in addition to the E*Comnetrix shares in the preceding paragraph, 50,000 shares of E*Comnetrix common stock in exchange for the surrender by PERELL of his warrants to purchase 78,000 shares of Exstream common stock. The parties agree that any promissory notes tendered by PERELL to Exstream in the past are hereby deemed null and void.

     3. Dismissal of the Action. Immediately after receipt of the E*Comnetrix shares described in paragraphs 1 and 2 above, PERELL shall file a dismissal with prejudice of the entire Action.

     4. Mutual Release Between Claimants and Defendants. Claimants, on the one hand, and Defendants, on the other hand, hereby fully and forever mutually release and discharge the other party and its, his or her heirs, assigns, successors, agents, administrators, officers, directors, employees, affiliated companies, representatives, attorneys and all other person acting for any of them from any and all past, present or future claims, demands, actions, lawsuits, causes of action, disputes, and any other manner or asserting a claim for equitable or injunctive relief or for damages (including attorneys' fees) of any kind or nature whatsoever related to the subject matter of the Action as described above which may exist as of the date of this Agreement, whether ascertained or unascertained, whether or not known, suspected or claimed, whether based on contract, tort, statute or other legal or equitable theories of recovery.

     5. Waiver of Civil Code Section 1542. The parties understand and agree that this Agreement extends to all past and present claims of every nature and kind relating to the subject matter of the Action whether known or unknown, suspected or unsuspected, and all rights under Section 1542 of the California Civil Code are hereby expressly waived by all parties. Such section reads as follows:

     A general release does not extend to claims which the creditor does not known or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

The releasing parties each acknowledge that one or more of them may have sustained losses that are presently unknown and unsuspected, and that such losses as were sustained may give rise to additional losses and expenses in the future which are not now anticipated. Nevertheless, the releasing parties each acknowledge that this release has been negotiated and agreed upon in light of this realization and, being fully aware of this situation, each of the releasing parties intends to release, acquit and forever discharge the released parties as set forth herein from any and all such unknown claims, including damages or equitable or injunctive relief, which are unknown and unanticipated, provided that they relate to the subject matter of the Action.

     6. No Reliance; Independent Investigation. The undersigned agree that each party hereto in entering into this Agreement relies upon his, her or its own investigation and judgment in regard to all matters contained herein and that he, she or it has not relied upon any representations by any other party in entering into this Agreement, and that this Agreement is made and entered into by each of the parties' volition. Each of the parties hereto further warrants that this Agreement is made and entered into free of any duress, coercion or undue influence from any source whatsoever.

     7. Advice of Counsel. The parties hereto acknowledge that (a) each has relied upon the advice of his, her or its own counsel in connection with the negotiation of this Agreement and prior to its execution, (b) that the legal nature and effect of this Agreement has been fully explained to each party by his, her or its own counsel, (c) that the terms and provisions, and the nature and effect, of this Agreement are fully understood by each party, and (d) that each party is relying solely upon the advice of that party's counsel.

     8. No Admission of Liability. The parties further agree that this Agreement is in the nature of a compromise and shall not be considered as an admission by any of the released parties of any wrongdoing.

     9. Litigation Regarding This Agreement. In the event of any dispute resulting in litigation, arbitration or other proceeding pertaining to this Agreement or alleging any breach thereof, the prevailing party or parties shall be entitled to recover all expenses of litigation and attorneys' fees incurred in addition to any amount recoverable as a judgment. Such expenses of litigation and attorneys' fees shall include, without limitation, all costs and expenses in preparing the defense of the action or proceeding, in establishing the validity of this Agreement, and in prosecuting any counterclaim or cross-claim based on this Agreement.

     10. Final Agreement. The terms of this Agreement are intended by the parties as a final expression of their agreement with respect to the terms included herein and may not be contradicted by evidence of any price o contemporaneous agreement. The parties further intend that this Agreement constitutes the complete and exclusive statement of its terms, and that no extrinsic evidence whatsoever may be introduced to vary its terms in any judicial proceeding involving this Agreement.

     11. Fees and Costs. The parties agree to bear their own costs, expenses, and attorneys' fees incurred in connection with this Action.

     12. Governing Law. This Agreement shall be governed by the laws of the State of California.

     13. Jurisdiction. Any litigation between the parties which arises out of or relates to this Agreement, or the breach hereof, shall be brought exclusively in the court located in Alameda County, California.

     14. Drafting. This Agreement shall be construed as jointly drafted by all parties, and the rule construing ambiguities against the drafter shall not apply.

     15. Prohibition of Oral Modification. This Agreement may be modified only by a writing signed by all parties affected by said modification.

     16. Severability. The parties hereto agree that if any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

     17. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed a duplicate original, but all of which together shall constitute one and the same instrument.

     18. Corporate Authorization. The parties hereto who are signing this Agreement on behalf of a corporate or other business entity represent and warrant that they are authorized by that entity to sign this Agreement on its behalf.

     19. Board and/or Shareholder Approval. Each of the parties hereto commits himself to obtaining Board and/or shareholder approval, as necessary, with respect to the matters set forth herein.

     20. Agreement Binding on Successors. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto, and their respective officers, directors, partners, employees, predecessors in interest, agents, heirs, administrators, executors, beneficiaries, successors, representatives and assigns.

     21. Additional Documents/Actions. Each of the parties hereto agrees to sign whatever documents and take such further actions as are reasonably necessary to effectuate the terms and provisions of this Agreement, and to refrain from taking any action that would prevent the parties from carrying out the intent of this Agreement.









                            [continued on next page]

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth above.


                                       /s/ William S. Perell
                                       -----------------------------------------
                                       WILLIAM S. PERELL


                                       /s/ Cheryl Harrison
                                       -----------------------------------------
                                       CHERYL HARRISON dba
                                       HARRISON DESIGN GROUP


                                       EXSTREAM DATA, INC.


                                       By: /s/ Joseph Karwat
                                           -------------------------------------
                                           Name:  Joseph Karwat
                                           Title:  President


                                       /s/ Eric Karlson
                                       -----------------------------------------
                                       Eric Karlson


                                       /s/ Robert Dumper
                                       -----------------------------------------
                                       Robert Dumper


                                       E*COMNETRIX, INC.

                                       By: /s/ [Illegible]
                                           -------------------------------------
                                           Name:
                                           Title:  President